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                                                                    EXHIBIT 10.3

                              WAIVER AND AMENDMENT


         THIS WAIVER AND AMENDMENT ("Waiver"), dated effective as of March 18, 2002, is made by and between VENUS EXPLORATION, INC. (the "Borrower"), and HIBERNIA NATIONAL BANK (the "Lender"), who agree as follows:

                                    RECITALS

         A. Borrower and Lender have heretofore executed a Loan Agreement dated as of July 6, 2001, as amended by a Waiver and Amendment dated as of December 11, 2001, and an Amendment to Loan Agreement and to Note dated as of January 29, 2002 (as amended, the "Loan Agreement").

         B. The Borrower has requested that the Lender waive certain financial covenants for the period ending December 31, 2001.

         C. The Lender is willing to accept the Borrower's request on the terms and conditions set forth below.

         D. Capitalized terms used herein, and not otherwise defined herein, shall have the meanings defined in the Loan Agreement.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings, the parties hereby agree as follows:

                                    ARTICLE 1
                                     WAIVER

         1.1 The Borrower has advised the Lender that notwithstanding the provisions of Section 5.15(a), (b) and (c) of the Loan Agreement, requiring a minimum current ratio, a minimum net worth and a minimum EBITDAX to interest expense ratio for the fiscal quarter ended December 31, 2001, in fact the Borrower's financial condition failed to meet each of those requirements. At the Borrower's request, Lender hereby grants a one-time waiver of the minimum current ratio covenant, the minimum net worth covenant and the minimum EBITDAX to interest expense ratio covenant in Section 5.15(a), (b) and (c) for the fiscal quarter ended December 31, 2001. Such waiver shall not constitute either an amendment of the Loan Agreement or a precedent for any subsequent requested waiver of these or any other covenants or other provision of the Loan Agreement. Without limiting the preceding sentence, the Borrower specifically acknowledges that the minimum current ratio requirement, the minimum net worth requirement and the minimum EBITDAX to interest expense ratio requirement for the fiscal quarter to end March 31, 2002, are not waived by the Lender.


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                                    ARTICLE 2
                                     AMOUNT

         2.1 In consideration of the granting of the waiver set forth above, the Borrower and the Lender agree that the definition of "Amount" in Loan Agreement
Section 1.2, as previously amended by paragraph 2.1 of the Waiver and Amendment dated effective as of December 11, 2001, is hereby amended and restated to read in its entirety as follows:

             "Amount" shall mean, effective as of March 18, 2002, nine hundred thirty eight thousand four hundred fifty three and 91/100ths ($938,453.91) dollars, subject to further reduction as provided in the following sentences. The Borrower and the Lender agree that upon the expiration on April 1 of the $100,000.00 standby letter of credit issued by the Lender to Enron for the account of the Borrower as a portion of the line of credit availability, such letter of credit shall not be renewed and the Amount shall thereafter be reduced on April 2 by that $100,000.00 portion of the line of credit availability. Furthermore, the Borrower and the Lender agree that the Amount shall be automatically reduced by the Monthly Borrowing Base Reduction of $50,000.00 commencing on March 31, 2002, and continuing on the last day of each successive month. (For the avoidance of doubt, the Borrower and the Lender agree that although the definition of "Monthly Borrowing Base Reduction" by its terms applies only to an automatic monthly reduction to the Borrowing Base, the Monthly Borrowing Base Reduction of $50,000.00 shall also be an amount of an automatic monthly reduction to the Amount.) Accordingly, by example, on April 2, 2002, the Amount shall be seven hundred eighty eight thousand four hundred fifty three and 91/100ths ($788,453.91) dollars.

         2.2 The Borrower acknowledges that as of March 14, 2002, the Borrowing Base is limited to an amount not to exceed nine hundred thirty eight thousand four hundred fifty three and 91/100ths ($938,453.91) dollars. As provided in Loan Agreement Subsection 2.4(c), this Borrowing Base amount shall be subject to the automatic Monthly Borrowing Base Reductions continuing on March 31, 2002, and continuing on the last day of each successive month. Furthermore, upon the expiration of the line of credit described in paragraph 2.1 of this Waiver, the Borrower acknowledges that the Borrowing Base shall be reduced by $100,000.00 on April 2, 2002. In addition, as provided in the Loan Agreement the Borrowing Base may be further revised by Lender in its sole discretion from time to time. Without limiting the foregoing, the Borrower acknowledges that the Lender may consider the status of the Borrower's accounts payable, the title opinions submitted to the Lender, and all of the other facts and matters set forth in a definition of "Borrower Base" in the Loan Agreement.



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                                    ARTICLE 3
                                       FEE

         3.1 In further consideration of the granting of the waiver set forth above, the Borrower shall pay the Lender a waiver fee in the amount equal to four thousand ($4,000.00) dollars immediately upon execution of this Waiver by the Lender.


                                    ARTICLE 4
                          ACKNOWLEDGMENT OF COLLATERAL

         4.1 Borrower hereby specifically reaffirms all of the Collateral Documents.

                                    ARTICLE 5
                                  MISCELLANEOUS

         5.1 The Borrower represents and warrants to the Lender (which representations and warranties will survive the execution of this Waiver) that
(i) all representations and warranties contained in the Loan Agreement and the Collateral Documents are true and correct on and as of the date hereof as though made on and as of such date, (ii) no event has occurred and is continuing as of the date hereof which constitutes a Default or Event of Default (taking into account the specific waiver set forth in paragraph 1.1 in this Waiver), and
(iii) there is no defense, offset, compensation, counterclaim or reconventional demand with respect to amounts due under, or performance of, the terms of the Note. To the extent any such defense, offset, compensation, counterclaim or reconventional demand or other causes of action by the Borrower against the Lender might exist, whether known or unknown, such items are hereby waived by the Borrower.


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         5.2 Borrower hereby and forever settles, compromises, transacts, satisfies, waives, releases, acquits, discharges, surrenders and cancels any and all Claims (as defined hereinafter) against the Lender, its insurers or insureds, subrogors or subrogees, assignors or assignees, nominees, representatives, joint venturers, directors, officers, agents, employees, attorneys, shareholders, principals, parent companies, subsidiary companies, other affiliates, and any other person or entity which has or might have derivative, secondary or vicarious liability for their acts or omissions whose rights are derived from them (all of such released parties being collectively referred to as the "Released Parties"), it being hereby specifically agreed and understood that the execution of this Waiver is not to be construed as an acknowledgment or admission of any fact of any liability or responsibility by the Lender, and the Lender hereby expressly denies any liability to the Borrower. For the purpose of this Agreement, "Claims" shall mean (i) any and all claims, demands, losses, damages, causes of action, and rights of action whatsoever, liquidated or unliquidated, choate or inchoate, matured or unmatured, contingent or exigible, asserted or unasserted, direct or indirect, known or unknown, anticipated or unanticipated, arising before or on the date of the Borrower's execution hereof whether based upon tort, negligence, intentional conduct, contract, equity, bankruptcy, indemnity, contribution, reimbursement, unjust enrichment, and/or any other legal theory, which any party may be entitled to in any way, and (ii) arising out of or relating to the Loan Agreement, the Note and the Collateral Documents from time to time executed in connection therewith (collectively the "Loan Documents"), but (iii) excluding any Claims (as defined in preceding clauses (i) and (ii)) against the Released Parties based upon fraudulent or dishonest acts of the Lender, and Claims to require the Released Parties to perform any contractual undertakings under the Loan Documents.

         5.3 Subject to the specific waiver set forth in paragraph 1.1 of this Waiver and the provisions contained in this Waiver, all terms and provisions of the Loan Agreement and Note are hereby ratified and confirmed, and shall be and shall remain in full force and effect, enforceable in accordance with their terms.

         5.4. THIS WAIVER IS A CONTRACT MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF LOUISIANA.

         5.5 This Waiver may be executed in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one in the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed as of the date first above written.


BORROWER:                                    VENUS EXPLORATION, INC.


                                             By:
                                                -------------------------------
                                                Name:
                                                Title:

LENDER:                                      HIBERNIA NATIONAL BANK


                                             By:
                                                -------------------------------
                                                Name:
                                                Title: